Exhibit 99.2

Scientific Games Announces Proposed Private Offering of

$250 Million of Senior Subordinated Notes due 2018

NEW YORK, September 8, 2010 — Scientific Games Corporation (NASDAQ: SGMS) (the “Company”) announced today that it intends, subject to market and other conditions, to offer $250 million in aggregate principal amount of its senior subordinated notes due 2018 (the “2018 Notes”) in a private offering.  The 2018 Notes will be offered only to qualified institutional buyers in accordance with Rule 144A and to non-U.S. Persons under Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use a portion of the net proceeds of the Notes offering (i) to purchase all of its 6.25% Senior Subordinated Notes due 2012 (“2012 Notes”) that are tendered into a tender offer and consent solicitation announced today, $187,075,000 in aggregate principal amount of which are currently outstanding, and to pay accrued and unpaid interest thereon, plus any related fees, including early tender amounts, (ii) to repay at least $25.0 million of senior secured term loans, and (iii) for general corporate purposes, which may include the payment of a portion of the Company’s potential obligations in connection with the Italian instant ticket lottery concession (including the remaining upfront payment obligation), the funding of any future acquisitions, capital expenditures and/or the repayment or repurchase, through open market purchases, redemptions or otherwise, of a portion of the Company’s outstanding indebtedness, including those 2012 Notes that are not purchased in the tender offer, and/or additional senior secured term loans.

The 2018 Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the 2018 Notes, nor shall there be any sale of the 2018 Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Scientific Games

Scientific Games Corporation is a leading integrated supplier of instant tickets, systems and services to lotteries worldwide, a leading supplier of server-based gaming machines and systems, Amusement and Skill with Prize betting terminals, interactive sports betting terminals and systems, and wagering systems and services to pari-mutuel operators.  It is also a licensed pari-mutuel gaming operator in Connecticut, Maine and the Netherlands.  The Company’s customers are in the United States and approximately 50 other countries.

Company Contact:

Cindi Buckwalter, Investor Relations

(212) 754-2233

Forward-Looking Statements

In this press release the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may”,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance.  Actual results may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flow to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, joint ventures and strategic investments and relationships; inability to complete the proposed sale of the racing and venue management businesses; seasonality; inability to identify and capitalize on trends and changes in the lottery and gaming industries; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with foreign operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in our periodic reports. Forward-looking statements speak only as of the date they are made and, except for the

Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.